Exhibit 1

JOHN HANCOCK LIFE INSURANCE COMPANY

$

SignatureNotes

WITH MATURITIES OF TWELVE MONTHS OR MORE FROM DATE OF ISSUE

(FULLY AND UNCONDITIONALLY GUARANTEED BY

MANULIFE FINANCIAL CORPORATION)

SELLING AGENT AGREEMENT

                    , 200

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Banc of America Securities, LLC

One Bryant Park

New York, NY 10036

Charles Schwab & Co., Inc.

345 California Street

19th Floor

San Francisco, CA 94104

Citigroup Global Markets Inc.

388 Greenwich Street

32nd Floor

New York, NY 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, New York 10036

Fidelity Capital Markets Services,

a division of National Financial Services LLC

200 Seaport Blvd. - Suite 630 Z2H

Boston, MA 02210

RBC Capital Markets Corporation

1211 Avenue of the Americas

Suite 3201

New York, NY 10036

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Wachovia Securities, LLC

901 E. Byrd Street

West Tower, 3rd Floor

Richmond, VA 23219

WaMu Investments, Inc.

17872 Gillette Avenue, Bldg C

Irvine, CA 92614

Dear Sirs:

John Hancock Life Insurance Company, a Massachusetts corporation (the “Company”), proposes to issue and sell up to $             aggregate principal amount of its SignatureNotes (the “Notes”) with maturities of twelve months or more from the date of issue, pursuant to the provisions of the Indenture, dated as of June 15, 2002, as amended on January 16, 2003 and July 8, 2005 and as supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes will be fully and unconditionally guaranteed by the Subordinated New Note Guarantee, dated as of July 8, 2005 (the Subordinated Guarantee”), of Manulife Financial Corporation, a Canadian corporation (the “Guarantor”). The Notes shall have the maturity ranges, interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms thereof established, from time to time by the Company in accordance with the Indenture. The Notes and the Subordinated Guarantee are collectively referred to herein as the “Securities”.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”) and to the reservation by the Company of the right to sell Securities on its own behalf, the Company hereby (1) appoints each of you as agent of the Company (individually, an “Agent” and collectively, the “Agents”) for the purpose of soliciting and receiving offers to purchase Securities from the Company and you hereby agree to use your reasonable best efforts to solicit and receive offers to purchase Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with Incapital LLC (the “Purchasing Agent”), (2) reserves the right to enter into agreements substantially identical hereto with other agents, and (3) agrees that whenever the Company determines to sell Securities with the Purchasing Agent purchasing such Securities as principal for resale to others, such Securities shall be sold pursuant to a Terms Agreement (as defined in Section IV(b)), between the Company and the Purchasing Agent, relating to such sale in accordance with the provisions of Section IV(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation of any of the Agents to purchase Securities.

I.

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-155649), including a prospectus, relating to the Securities and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” as used with respect to a particular issue of Securities means the registration statement, as from time to time amended or supplemented, at the time of its effectiveness for purposes of Section 11 of the Securities Act as such section applies to the Company and the Agents for such offering of Securities pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the Securities Act (the “Effective Time”), including (1) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the Securities Act, to be

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part of the Registration Statement at the Effective Time. The Registration Statement was declared effective by the Commission on [            ]. The Company may prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement (the “Prospectus Supplement”) for the purposes of supplying information in respect of the offering of the Securities. The term “Base Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424, if any, including the documents incorporated or deemed to be incorporated by reference therein. The Base Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Program Prospectus.” Prior to the determination of the final terms of a particular issue of the Securities the term “Prospectus” means the Program Prospectus, and after such determination, such document plus a supplement (the “Pricing Supplement”) prepared for the sale of a particular issue of the Securities and including a description of the final terms of the particular issue of Securities and the terms of the offering thereof. The term “Permitted Free Writing Prospectus” as used herein means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), the form of which is attached as Exhibit D and relating to the Securities and intended for general distribution to prospective investors that (1) is required to be filed with the Commission by the Company, or (2) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The “Pricing Effective Time” as used herein shall occur when the Company accepts an offer to purchase Securities (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise). The “Pricing Disclosure Material” shall mean, in the aggregate, a Permitted Free Writing Prospectus, the Program Prospectus and the Pricing Supplement, prepared by the Company.

The Trustee has prepared and filed with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”).

II.

Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the “Commencement Date”):

(a) (i) The representations and warranties set forth in Section V are true and correct with the same force and effect as though expressly made on and as of the date hereof; (ii) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Securities, or which in any way questions or affects the validity of the Securities; (iii) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no order preventing or suspending the use of any Prospectus relating to the Securities shall have been issued by the Commission, and no proceedings for such purpose shall be pending before or threatened by the Commission; and (iv) there shall have been no material adverse change in the business, financial condition or results of operations of either the Company and its subsidiaries, considered as a whole, or the Guarantor and its subsidiaries, considered as a whole (a “Material Adverse Change”) from that set forth in the Registration Statement and the Prospectus

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(excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any); and you shall have received on the Commencement Date a certificate of each of the Company and the Guarantor dated such Commencement Date and signed by an executive officer of the Company or the Guarantor, as the case may be, to the foregoing effect. The officers making such certificates may rely upon the best of their knowledge as to proceedings threatened.

(b) You shall have received a favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), outside United States counsel for the Company and the Guarantor, dated the Commencement Date, to the effect that:

(i) the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

(ii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and the Indenture has been duly qualified under the Trust Indenture Act;

(iii) the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

(iv) to the extent such matters are governed by New York law, the Subordinated Guarantee has been duly issued, executed and delivered by the Guarantor and, when the Notes are executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, the Subordinated Guarantee will constitute a valid and legally binding obligation of the Guarantor with respect to such Notes, enforceable against the Guarantor in accordance with its terms, subject as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

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(vi) based upon such counsel’s review of United States federal and Delaware, Massachusetts and New York state laws, rules and regulations, in each case which, in our opinion, based on our expertise, are normally applicable to transactions of the type contemplated by this Agreement, no authorization, consent or approval of, or registration or filing with, any United States, Delaware, Massachusetts or New York governmental or public body or regulatory authority is required on the part of the Company or the Guarantor for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than (1) the registration of the Notes under the Securities Act, (2) qualification of the Indenture under the Trust Indenture Act, (3) the listing of the initial series of Notes on the New York Stock Exchange and (4) compliance with the insurance, securities or Blue Sky laws of the various states (as to which Mintz Levin expresses no opinion);

(vii) the statements in the (1) Prospectus under the captions “Description of Notes”, “Additional Terms for Floating Rate Notes”, “Additional Terms for Notes with Interest Rate Based on CPI”, “Description of the Subordinated Guarantee” and “United States Federal Taxation” and (2) Registration Statement under Item 8 of Part II under the caption “John Hancock Life Insurance Company”, insofar as such statements constitute summaries of the documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the information required to be described with respect to such documents (or provisions thereof) or statutes (or provisions thereof) and fairly summarize in all material respects such documents (or provisions thereof) or statutes (or provisions thereof);

(viii) the Indenture and the forms of the Notes filed by the Company with the Commission as an exhibit to the Registration Statement conform in all material respects to the descriptions thereof in the Prospectus;

(ix) the Registration Statement has become effective under the Securities Act, and, to Mintz Levin’s knowledge, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act;

(x) (1) each document, if any, filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus, when such document was filed with the Commission, complied as to form in all material respects with the Exchange Act and the rules and regulations thereunder; and (2) the Registration Statement, as of its effective date, and the Prospectus, as of its issue date and the Commencement Date, complied as to form in all material respects with the requirements of the Trust Indenture Act and the Securities Act and the rules and regulations thereunder (except, in each case as to the financial statements and notes thereto, the financial statement schedules and the other financial data and Form T-1 included or incorporated by reference therein, as to which Mintz Levin need not express any opinion); and

(xi) under the laws of the State of New York relating to submission to jurisdiction, the submission by the Guarantor to the jurisdiction of the state and federal courts in the Borough of Manhattan, City and State of New York in respect of any

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proceeding arising out of or in relation to the Subordinated Guarantee and this Agreement is valid and legally binding upon the Guarantor and not subject to unilateral revocation. Such opinion is subject to the qualification that such counsel need express no opinion as to the enforceability of forum selection clauses in the federal courts.

During the course of the preparation of the Registration Statement and the Prospectus, Mintz Levin discussed the affairs of the Company and of The Manufacturers Investment Corporation (“MIC”) and its subsidiaries (MIC and its subsidiaries, including the Company, collectively, the “MIC Subsidiaries”) with certain officers of the Company and MIC and other representatives and with representatives of the Purchasing Agent. Although Mintz Levin has not independently verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented (except as set forth in paragraphs (vii) and (viii) above), it does hereby advise you that, based upon such discussions and upon the review of documents and records as referred to above, no facts have come to its attention which cause it to believe that, insofar as it relates to the MIC Subsidiaries or the Securities (excluding information relating to the Guarantor), (A) any part of the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as amended or supplemented, as of its date and as of the Commencement Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no advice is given as to the financial statements and notes thereto, the financial statement schedules and the other financial data and the Form T-1 included or incorporated by reference in the Registration Statement and the Prospectus.

(c) You shall have received a favorable opinion of Torys LLP (“Torys”), outside Canadian counsel for the Company and the Guarantor and special United States counsel for the Guarantor, dated the Commencement Date, to the effect that:

(i) the Guarantor is a corporation validly existing under the Insurance Companies Act (Canada) and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

(ii) the execution and delivery of the Subordinated Guarantee and the sale of the Securities pursuant to this Agreement (1) do not and will not result in any violation of the letters patent or by-laws of the Guarantor, each as amended, (2) do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or other material instrument binding upon the Guarantor or any subsidiary of the Guarantor that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Guarantor Subsidiary” and, together with the Significant Company Subsidiaries (defined below), the “Significant Subsidiaries”) (excluding the MIC Subsidiaries), and (3) do not and will not result in a violation of any existing provision of any material law, rule or regulation of the Province of Ontario or of the federal laws of Canada applicable therein to the Guarantor or any of its Significant Subsidiaries or, to the knowledge of such counsel, any material judgment, order, writ, injunction or decree of any Canadian federal or Ontario provincial governmental authority or court having jurisdiction over the Guarantor or any of its Significant Subsidiaries;

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(iii) the Guarantor has full power and authority to authorize and issue the Subordinated Guarantee as contemplated by this Agreement;

(iv) the Subordinated Guarantee has been duly authorized by the Guarantor and, assuming that the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture, then to the extent issuance, execution and delivery are matters governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, the Subordinated Guarantee has been duly issued, executed and delivered by the Guarantor;

(v) this Agreement has been (1) duly authorized by the Guarantor and (2) to the extent execution and delivery are matters governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, duly executed and delivered by the Guarantor;

(vi) no authorization, consent or approval of, or registration or filing with, any Canadian federal or Ontario provincial governmental authority is required on the part of the Guarantor for the issuance of the Subordinated Guarantee in accordance with this Agreement, except as have been obtained under the laws of the laws of the Province of Ontario or the federal laws of Canada applicable therein;

(vii) the statements in the Registration Statement under Part II of the registration statement on Form F-3 under the heading “Indemnification of directors and officers”, insofar as such statements constitute statements of the laws of the Province of Ontario or the federal laws of Canada applicable therein or purport to summarize provisions of agreements or instruments, have been reviewed by such counsel and fairly summarize the matters described therein and are accurate in all material respects;

(viii) (1) each document, if any, filed by the Guarantor pursuant to the Exchange Act and incorporated by reference in the Prospectus (except the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which Torys need not express any opinion), when such document was filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and (2) each underlying Canadian disclosure document contained within the documents, if any, filed by the Guarantor pursuant to the Exchange Act and incorporated by reference in the Prospectus (except the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which Torys need not express any opinion), when such document was filed with the Ontario Securities Commission (the “OSC”), appear on their face to have been appropriately responsive in all material respects to the requirements of applicable securities laws of the Province of Ontario and the regulations, rules, rulings, decisions and orders made thereunder, together with the applicable policy statements and prescribed forms issued by the Canadian securities administrators, as interpreted and applied by the OSC (“Ontario Securities Laws”);

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(ix) to such counsel’s knowledge, there are no (1) legal or governmental proceedings pending or threatened to which the Guarantor or any Significant Subsidiary (excluding the MIC Subsidiaries) is a party, or to which any of the properties of the Guarantor or any Significant Subsidiary (excluding the MIC Subsidiaries) is subject, that are required under Ontario Securities Laws to be described in the underlying Canadian disclosure documents contained within the documents filed by the Guarantor pursuant to the Exchange Act and incorporated by reference in the Prospectus and are not so described or (2) statutes or regulations of the Province of Ontario or Canadian federal statutes or regulations applicable therein or contracts of the Guarantor that are required under Ontario Securities Laws to be described in the underlying Canadian disclosure documents contained within the documents filed by the Guarantor pursuant to the Exchange Act and incorporated by reference in the Prospectus that are not described as required;

(x) a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give effect to the choice of the law of the State of New York (“New York Law”) as the proper law governing the Agreement and the Subordinated Guarantee, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is applied by an Ontario Court. Based on the facts of which such counsel have knowledge, in such counsel’s opinion, there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding the choice of New York Law to govern the Agreement and the Subordinated Guarantee;

(xi) in an action on a final and conclusive judgment for a fixed sum of money of any State or Federal Court in the Borough of Manhattan, City and State of New York (a “New York Court”) that is not impeachable as void or voidable under New York Law, an Ontario Court (a) would not refuse to recognize the non-exclusive jurisdiction of the court rendering such judgment on the basis of process being served on John Hancock Life Insurance Company of New York (formerly known as The Manufacturers Life Insurance Company of New York) as the agent of the Guarantor to receive service of process in the United States under the Agreement or the Subordinated Guarantee provided the Guarantor has not purported to revoke the appointment or John Hancock Life Insurance Company of New York has not terminated the agency or otherwise rendered service on it ineffective and (b) would give effect to the provisions in the Agreement and the Subordinated Guarantee whereby the Guarantor submits to the non-exclusive jurisdiction of a New York Court;

(xii) if the Agreement or the Subordinated Guarantee are sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, an Ontario Court would, to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York Law and, upon appropriate evidence as to such law being adduced, apply such law to all issues that under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of

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the Agreement or the Subordinated Guarantee, or of New York Law, are contrary to public policy as that term is applied by an Ontario Court; provided, however, that, in matters of procedure, the laws of the Province of Ontario will be applied, including the Limitations Act, 2002 (Ontario), and an Ontario Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Ontario Court, for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. Based on the facts of which such counsel have knowledge, in such counsel’s opinion there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein and no reasons, to such counsel’s knowledge, with respect to the application of New York Law by an Ontario Court, for avoiding enforcement of the Agreement or the Subordinated Guarantee, based on public policy, as that term is applied by an Ontario Court; and

(xiii) the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in an Ontario Court on a final and conclusive judgment in personam for a fixed sum of money of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Agreement or the Subordinated Guarantee and that is not impeachable as void or voidable under New York Law if: (a) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by an Ontario Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effect on competition in Canada; (b) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; (c) the action to enforce such judgment is commenced within the applicable limitation period; and (d) a court rendering such judgment had jurisdiction over the Guarantor as recognized by the courts of the Province of Ontario (in such counsel’s opinion, submission under the provisions of the Agreement and the Subordinated Guarantee to the non-exclusive jurisdiction of a New York Court will be sufficient for this purpose). Based on the facts of which such counsel have knowledge, in such counsel’s opinion, there are no reasons under the laws of the Province of Ontario or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Agreement or the Subordinated Guarantee based on public policy, as that term is applied by an Ontario Court.

During the course of the preparation of the Registration Statement and the Prospectus, Torys discussed the affairs of the Guarantor (excluding the affairs of the MIC Subsidiaries) with certain of its officers and other representatives and with representatives of the Purchasing Agent. Although Torys has not independently verified, and is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented (except as set forth in paragraph (vii) above), it does hereby advise you that, based upon such discussions and upon the review of documents and records as referred to above, no facts have come to its attention which cause it to believe that, insofar as it relates to the Guarantor (excluding the MIC Subsidiaries), (A)any part of the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state any

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material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as amended or supplemented, as of its date and as of the Commencement Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no advice is given as to the financial statements and notes thereto, the financial statement schedules and the other financial data and the Form T-1 included or incorporated by reference in the Registration Statement and the Prospectus.

(d) You shall have received a favorable opinion of Jonathan Chiel, General Counsel of the Company, or other in-house counsel to the Company reasonably acceptable to the Purchasing Agent, dated the Commencement Date, to the effect that:

(i) to such counsel’s knowledge, the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure to so qualify would result in a Material Adverse Change;

(ii) the execution and delivery of the Indenture, the execution and delivery of the Subordinated Guarantee, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement (1) do not and will not result in any violation of the articles of organization or by-laws of the Company, each as amended, (2) to such counsel’s knowledge, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or other instrument, binding upon the MIC Subsidiaries, the Company or any subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Company Subsidiary”) identified in a schedule to such opinion, and (3) do not and will not result in a violation of any existing provision of any material law, rule or regulation of the United States or the Commonwealth of Massachusetts applicable to the Company or any of its Significant Subsidiaries or any material judgment, order, writ, injunction or decree known to such counsel of any governmental authority or court having jurisdiction over the Company or any of its Significant Subsidiaries;

(iii) the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement; and

(iv) to such counsel’s knowledge, there are no (1) legal or governmental proceedings pending or threatened to which the Company or any Significant Subsidiary is a party, or to which any of the properties of the Company or any Significant Subsidiary is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or (2) statutes, regulations or contracts that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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(e) You shall have received on the Commencement Date a letter dated the Commencement Date from each of Ernst & Young LLP, independent registered public accountants for the Company, and Ernst & Young LLP, independent chartered accountants for the Guarantor, containing statements and information of the type ordinarily included in auditors’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Securities.

(f) You shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Agents, dated such Commencement Date, substantially to the effect set forth in Section II(b) in clauses (ii), (iii), (iv), (v), (viii) and (x)(2) and the paragraph following clause (xi).

(g) You shall have received a certificate of the secretary or assistant secretary of the Company as to (i) the articles of organization of the Company, as amended, (ii) the by-laws of the Company, as amended, and (iii) the resolutions authorizing the issuance and sale of the Notes and certain related matters.

(h) You shall have received a certificate of the secretary or assistant secretary of the Guarantor as to (i) the letters patent of the Guarantor, as amended, (ii) the by-laws of the Guarantor, as amended, and (iii) the resolutions authorizing the issuance of the Subordinated Guarantee and certain related matters.

The obligations of the Purchasing Agent to purchase Securities as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Securities, or which in any way questions or affects the validity of the Securities, (ii) no stop order suspending the effectiveness of the Registration Statement or cease trade order in respect of any of the Securities offered thereunder shall be in effect and no order preventing or suspending the use of any Prospectus relating to the Securities shall have been issued by the Commission, and no proceedings for any such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission and (iii) there shall have been no Material Adverse Change, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b)). Further, if specifically called for by any written agreement by the Purchasing Agent to purchase Securities as principal, the Purchasing Agent’s obligations hereunder and under such agreement shall be subject to such of the additional conditions set forth in clause (a), as it relates to the executive officer’s certificate, and clauses (b), (c), (d), (e) and (f) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

III.

In further consideration of your agreements herein contained, the Company and the Guarantor covenant as follows:

(a) To furnish to you, without charge, a copy of (i) the Indenture, (ii) the Subordinated Guarantee, (iii) resolutions of its Board of Directors (or Executive Committee) authorizing the issuance and sale of its Securities and the grant of the Subordinated Guarantee, certified by the Secretary or Assistant Secretary of the Company or the Guarantor, as the case may be, as having been duly adopted,

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(iv) the Registration Statement including exhibits and documents incorporated by reference therein; provided, however, that the Guarantor shall only be required to provide the Guarantor’s periodic filings required to be filed with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act (if not already provided) to the Purchasing Agent, on behalf of the Agents, on the date on which such filings are first transmitted for filing with the Commission, and that the Company shall only be required to provide the Company’s periodic filings (if any) to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act to the Purchasing Agent, on behalf of the Agents, on the date on which such filings are to be transmitted for filing with the Commission; and (v) as many copies of the Prospectus, any Permitted Free Writing Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, or the Prospectus or the Pricing Supplement (other than amendments or supplements to change interest rates and other than amendments or supplements in the form of the Guarantor’s or the Company’s periodic filings (if any) to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference in the Prospectus), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.

(c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus or the Pricing Supplement in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Securities, either (i) any event shall have occurred as a result of which the Prospectus or the Pricing Supplement as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus or the Pricing Supplement, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Securities and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus or the Pricing Supplement, as then amended or supplemented and (B), if the Company notifies you that it would like you to resume the solicitation of offers to purchase, promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or the Pricing Supplement or an amendment or supplement to the Registration Statement, the Prospectus or the Pricing Supplement which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such states of the United States as you shall reasonably request and such other jurisdictions as we mutually agree and to pay all reasonable expenses (including fees and disbursements of your counsel) in connection with such qualification; provided, that, in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

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(e) The Guarantor and, if required to file periodic reports with the Commission, the Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning not later than the first day of the Guarantor’s or, if the Company is required to file periodic reports with the Commission, the Company’s fiscal quarter, as the case may be, next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Securities.

(f) (i) If the Company, the Guarantor and the Purchasing Agent mutually agree to list Notes on any stock exchange (a “Stock Exchange”), to use their reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on any such Stock Exchange, in each case as the Company, the Guarantor and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to list Notes on a Stock Exchange, the Company and the Guarantor shall use their reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be reasonably necessary or advisable in order to obtain and maintain the listing.

(ii) So long as any Note remains outstanding and listed on a Stock Exchange, if the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact relating to any matter described in the Prospectus the inclusion of which was required by the listing rules and regulations of such Stock Exchange on which any Notes are listed (the “Listing Rules”) or by such Stock Exchange, to provide to the Purchasing Agent information about the change or matter and to amend or supplement the Prospectus in order to comply with the Listing Rules or as otherwise requested by the Stock Exchange.

(iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

(g) To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.

(h) The Company will notify the Purchasing Agent as soon as practicable, and in any event within one business day, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the Medium-Term Note Program under which the Securities are issued (the “Program”) or any debt securities (including the Securities) of the Company or the Guarantor, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.

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(i) To notify the Purchasing Agent at least 30 days in advance of any amendment or modification to, or withdrawal of, the Subordinated Guarantee.

(j) The Company will not distribute any offering material in connection with the offering and sales of the Securities other than the Prospectus, the Pricing Disclosure Materials, if any, and a Permitted Free Writing Prospectus and will not use a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

IV.

(a) Solicitations as Agent. You hereby agree, as Agents hereunder, to use your reasonable best efforts to solicit and receive offers to purchase Securities upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit offers to purchase only as permitted or contemplated thereby and herein. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase Securities commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will as soon as practicable, but in any event no later than one business day after receipt of such instructions, suspend solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed. In addition, the Company reserves the right to sell Securities on its own behalf, and may solicit and accept offers to purchase Securities from other agents without the assistance of the Agents; and, in the case of any such sale not resulting from a solicitation made by any Agent, no Concession (as defined below) will be payable with respect to such sale.

You are authorized to solicit orders for the Securities only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Securities without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company, provided that any such brokers or dealers engaged shall enter into a Master Selected Dealer Agreement in the form attached hereto as Exhibit E. The Purchasing Agent will provide the Company with a listing, updated each calendar quarter, of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, the aggregate amount of offers to purchase each proposed issuance of Securities. The Company shall have the sole right to accept offers to purchase Securities offered through you and may reject any proposed purchase of Securities as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Securities, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein.

The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Securities, a concession in the form of a discount equal to the percentages of the principal amount of each Note sold not in excess of the concession set forth in Exhibit A hereto (the “Concession”). Notwithstanding the foregoing, for Notes that bear a zero interest rate and are issued at a

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substantial discount from the principal amount payable at the Maturity Date (“Zero-Coupon Notes”), the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Zero-Coupon Notes, a Concession in the form of a discount equal to the percentages of the initial offering price of each Zero-Coupon Note sold not in excess of the Concession set forth in Exhibit A hereto. The Purchasing Agent and the other Agents will share the Concession in such proportions as they may agree.

Except as provided in Section IV(b) hereof, in soliciting offers to purchase Securities from the Company, you are acting solely as agent for the Company and not as principal. If acting on behalf of the Company on an agency basis, you will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any Concession with respect thereto.

(b) Purchases as Principal. Each sale of Securities to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C attached hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below among the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement”. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by the Purchasing Agent. The Purchasing Agent’s agreement to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Securities for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Securities to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Securities to be purchased, the interest rate or formula and maturity date or dates of such Securities, the interest payment dates, if any, the price to be paid to the Company for such Securities, the initial public offering price at which the Securities are proposed to be reoffered, and the time and place of delivery of and payment for such Securities (the “Settlement Date”), whether the Notes provide for a survivor’s option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

In connection with the resale of the Securities purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of any other broker or dealer without the consent of the Company, provided that any such brokers or dealers engaged shall enter into a Master Selected Dealer Agreement in the form attached hereto as Exhibit E. The Purchasing Agent will provide the Company with a listing, updated each calendar quarter, of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Securities for which an order from a client has not been received.

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Each purchase of Securities by the Purchasing Agent from the Company shall be at a discount from the principal amount of each such Security on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto. Notwithstanding the foregoing, for Zero-Coupon Notes, each purchase of Zero-Coupon Notes by the Purchasing Agent from the Company shall be at a discount from the initial offering price of each such Security on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto.

(c) Public Offering Price. Unless otherwise authorized by the Company, all Securities shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Zero-Coupon Notes. Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Securities, equal to (i) the net proceeds to the Company on the sale of such Securities, plus (ii) the Concession, plus (iii) accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group (as defined in Exhibit B attached hereto) member responsible for such sale and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the Securities Act) or a copy of the Pricing Disclosure Material.

(d) Procedures. Procedural details relating to the issue and delivery of, and the solicitation of offers to purchase and payment for, the Securities, whether under Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B, as amended from time to time (the “Procedures”). Unless otherwise provided in the Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. You, the Company and the Guarantor each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures. The Procedures may only be amended by written agreement of the Company, the Guarantor and each of you.

(e) Prospectus Delivery; Marketing Materials. You shall, as required by applicable law, furnish to each person to whom you sell or deliver Securities a copy of the Pricing Disclosure Material (as then amended or supplemented) or, if delivery of the Pricing Disclosure Material is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Pricing Disclosure Material or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. You will not use any marketing materials other than the Prospectus, any Permitted Free Writing Prospectus and the brochure approved by the Company on or prior to the date hereof in connection with any offer or sale of the Securities except for marketing materials prepared by the Company, if any, and furnished to you together with written authorization from the Company to the Purchasing Agent to use the same hereunder. The Company agrees that the Purchasing Agent may utilize the Company’s name, logo and service mark to identify the Company as a member of the InterNotes Program in the Purchasing Agent’s general materials and marketing objectives relating to the InterNotes Program (the “Marketing Materials”) that are provided to and approved in writing by the Company prior to their use. The Company hereby grants the Purchasing Agent a non-exclusive, nonsublicenseable, revocable, royalty-free license to use the Company’s name, logo and service marks solely in connection

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with their use in Marketing Materials that are provided to and approved in writing by the Company prior to their use. Any approvals from or authorizations by the Company under this Section IV(e) may be transmitted electronically by the Company to the Purchasing Agent.

(f) Compliance With Laws. You are aware that other than registering the Securities under the Securities Act and the filing of required reports under the Exchange Act, no action has been or will be taken by the Company or the Guarantor that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required. In addition, the Purchasing Agent, severally and not jointly, agrees that it will observe all applicable state securities or “blue sky” laws and regulations in each jurisdiction in or from which it may directly or indirectly acquire, offer, sell or deliver Securities or have in its possession or distribute the Prospectus or any other offering material relating to the Securities, and it will obtain any consent, approval or permission required for the purchase, offer or sale by it of Securities under the state securities or “blue sky” laws and regulations in force in any such jurisdiction to which the Purchasing Agent is subject or in which it makes such purchase, offer or sale.

V.

The Company and the Guarantor represent and warrant to the Agents that as of the date hereof, as of the Pricing Effective Time, as of each date the Company issues and sells Securities and as of each date the Registration Statement or the Prospectus is amended or supplemented (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

(a) each of the Company and the Guarantor represents and warrants that: (i) the Company and Guarantor meet the general eligibility requirements to use Form F-3 under the Securities Act, have filed a Registration Statement on Form F-3 (File No. 333-155649) in respect of the Securities with the Commission and the Company has caused the Trustee to prepare and file with the Commission a Form T-1; (ii) the Registration Statement has been declared effective by the Commission; (iii) no stop order suspending the effectiveness of the Registration Statement or any cease trade order in respect of any of the Securities offered thereunder is in effect and no order preventing or suspending the use of any Prospectus relating to the Securities has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission; (iv) each document filed, or to be filed, by it with the Commission and incorporated by reference in the Prospectus complied when so filed, and will on the applicable Representation Date comply, in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; (v) the Registration Statement (including the documents incorporated by reference therein) and any amendment thereto, filed with the Commission pursuant to the Securities Act relating to the Securities, as of the applicable effective date of the Registration Statement or any such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (vii) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will on the applicable Representation Date comply in all material

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respects with the Securities Act and the applicable rules and regulations thereunder, as applicable; and (viii) the Registration Statement and each Prospectus relating to the Securities do not and, as amended or supplemented, if applicable, will not on the applicable Representation Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, and with respect to the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representations or warranties as to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (2) any statements or omissions made in reliance on and in conformity with written information provided by the Agents through the Purchasing Agent to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and provided further that the Company shall be deemed not to make any representation or warranty as to that part of the Registration Statement which describes the business, operations or financial condition of the Guarantor;

(b) the Company represents and warrants that it is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases substantial properties, or in which the conduct of its business requires such qualification, except to the extent that the failure to be duly qualified as a foreign corporation or to be in good standing as a foreign corporation in any such jurisdiction would not result in a Material Adverse Change;

(c) the Guarantor represents and warrants that it is a corporation validly existing under the Insurance Companies Act (Canada) and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

(d) the Company represents and warrants that the Notes have been duly authorized and, when the terms thereof have been established in accordance with the Indenture and when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms and the Notes of any particular issuance of Notes will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented that relate to such issuance of Notes;

(e) the Company represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by the Company, and the Guarantor represents and warrants that this Agreement has been duly and validly authorized, executed and delivered by the Guarantor;

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(f) the Guarantor represents and warrants that the Subordinated Guarantee has been duly authorized by the Guarantor, and such Subordinated Guarantee conforms in all material respects to the description thereof contained in the Prospectus;

(g) the Guarantor represents and warrants that when the Notes are issued, executed and authenticated in accordance with the Indenture, the Subordinated Guarantee will constitute a valid and legally binding obligation of the Guarantor with respect to such Notes, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general equitable principles and the discretion of courts in granting equitable remedies and to the provisions of the Currency Act (Canada) and the usury provisions of the Criminal Code (Canada);

(h) each of the Company and the Guarantor represents and warrants that, other than as set forth in the Prospectus, it and each of its respective subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable United States federal and state laws and regulations, and the applicable laws and regulations of the Province of Ontario and the federal laws of Canada applicable therein, except for any noncompliance which would not result in a Material Adverse Change;

(i) each of the Company and the Guarantor represents and warrants that the execution and delivery by the Company of the Indenture, the issuance of the Notes in accordance with the Indenture, the sale of the Securities pursuant to this Agreement and the consummation of the transactions contemplated by the Indenture, this Agreement and any Terms Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries is bound or to which any of its property or assets or any of its Significant Subsidiaries is subject, or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties, except for such conflicts, breaches, violations or defaults under subsections (i) or (ii) immediately above that would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of its articles of organization or letters patent, as the case may be, or by-laws; and except as disclosed in the Prospectus, no consent, approval, authorization of, or registration or filing with any court or governmental agency or body is required on its part for the solicitation of offers to purchase Securities in accordance with this Agreement, the issue and sale of the Securities in accordance with this Agreement or the consummation by it of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except (i) such as have been, or will have been prior to the Commencement Date, obtained (A) under the Securities Act and the Trust Indenture Act and (B) in connection with listing the initial series of Notes on the New York Stock Exchange and the registration of the Securities under the Exchange Act and (ii) such consents, approvals, authorizations, registrations or filings as may be required under United States state insurance laws and state securities or Blue Sky laws in connection with the solicitation by you of offers to purchase Securities from the Company and with purchases of Securities by you as principal, as the case may be, in each case in the manner contemplated hereby;

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(j) each of the Company and the Guarantor represents and warrants that, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to its knowledge, threatened to which it or any of its subsidiaries is a party or to which any of its property or any of its subsidiaries is subject, which are of a character that are required to be disclosed in the Prospectus which have not been properly disclosed therein;

(k) the Company represents and warrants that, immediately after any sale of Securities hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

(l) each of the Company and the Guarantor represents and warrants that it is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, it will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(m) Ernst & Young LLP, whose reports are included or incorporated by reference in the Registration Statement and the Prospectus, are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder and chartered accountants to the Guarantor and its subsidiaries, and are independent with respect to the Guarantor within the meaning of the Insurance Companies Act (Canada) and the Ontario Securities Laws. Each of the Company and the Guarantor represents and warrants that its financial statements (including the related notes but excluding the supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects its consolidated financial position, results of operations and cash flows purported to be shown thereby, at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Securities Act and Ontario Securities Laws, as applicable, except as otherwise noted therein; and its supporting schedules included or incorporated by reference in the Registration Statement when considered in relation to such financial statements taken as a whole, present fairly in all material respects the information required to be stated therein;

(n) each of the Company and the Guarantor represents and warrants that it and its Significant Subsidiaries have all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all United States federal, Canadian, United States state, Canadian provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, result in a Material Adverse Change; all such Consents and Filings are in full force and effect, it and its Significant Subsidiaries are in compliance with such Consents and neither it nor any of its Significant Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of its business, except as set forth in the Prospectus

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or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, result in a Material Adverse Change; it is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not result in a Material Adverse Change;

(o) the Company represents and warrants that the Notes are rated AAA by Moody’s Investors Service, Inc. and Aa2 by Standard & Poor’s Ratings Services, or, after the Commencement Date, such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(h) hereof;

(p) the Company represents and warrants that the initial series of Notes issued by the Company under the Indenture has been approved for listing and remains listed on the New York Stock Exchange;

(q) (i) at the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer of (within the meaning of Rule 164(h)(2) of the Securities Act), (ii) as of the date of the execution and delivery of this Agreement and (iii) as of the date of the execution and delivery of any Terms Agreement, the Company was eligible to utilize Rule 164 and Rule 433 of the Securities Act to the extent allowed in Rule 164(e)(2); and

(r) the Company has not distributed any offering material in connection with the offering and sales of the Securities other than the Prospectus, the Pricing Disclosure Materials, if any, and a Permitted Free Writing Prospectus.

Each acceptance by the Company of an offer for the purchase of Securities and each issuance of Securities shall be deemed an affirmation by the Company and the Guarantor that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company and the Guarantor shall survive the execution and delivery of this Agreement and the issuance and sale of the Securities.

Unless the Company has suspended the solicitation of offers to purchase Securities pursuant to paragraph (a) of Article IV, each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) by (i) the filing of a post-effective amendment with the Commission, (ii) the filing by the Guarantor of a Form 40-F or Form 20-F pursuant to Section 13 of the Exchange Act, or (iii) the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if otherwise so agreed in a Terms Agreement in connection with a particular transaction, (1) the Company shall furnish the Agents with a written opinion, dated the date of such amendment, filing or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Sections II(b) and II(d), but modified, as necessary, to relate to the

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Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, unless otherwise agreed in connection with a transaction as set forth in a Terms Agreement, the opinion of Mintz Levin as required by Section II(b) shall be given by the Company’s General Counsel, Jonathan Chiel, or such other in-house counsel of the Company reasonably acceptable to the Purchasing Agent, whose opinion shall cover, in addition to the matters set forth in Section II(d) of this Agreement, those set forth in Section II(b) of this Agreement; (2) the Guarantor shall furnish the Agents with a written opinion, dated the date of such amendment, filing or as otherwise agreed, of counsel to the Guarantor, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, that, unless otherwise agreed in connection with a transaction as set forth in a Terms Agreement, the opinion of Torys shall be given by the Guarantor’s Deputy General Counsel, Richard Lococo, or such other in-house counsel of the Guarantor reasonably acceptable to the Purchasing Agent; (3) the Guarantor and the Company, as the case may be, shall furnish the Agents with letters, dated the date of such amendment, filing or as otherwise agreed, of Ernst & Young LLP, independent registered public accountants and chartered accountants, in substantially the form previously delivered under Section II(e), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (4) each of the Company and the Guarantor shall furnish the Agents with a certificate, dated the date of such amendment, filing or as otherwise agreed and signed by an executive officer of the Company or the Guarantor, as the case may be, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

VI.

(a) (i) The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Permitted Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Guarantor agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person’s officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact relating to the Guarantor or the Subordinated Guarantee contained in the Registration Statement, any Prospectus, any Permitted Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein relating to the Guarantor or the Subordinated Guarantee not misleading; provided, however: (1) that

22

neither the Company nor the Guarantor shall be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by the Agents through the Purchasing Agent to the Company or the Guarantor expressly for use in the Registration Statement, any Prospectus, Permitted Free Writing Prospectus or any amendment or supplement thereto; and (2) that neither the Company nor the Guarantor shall be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Securities to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Securities to such person, a copy of the Pricing Disclosure Materials, if the Company has previously furnished copies thereof to you.

(b) Each Agent severally agrees to indemnify and hold harmless the Company and the Guarantor, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company or the Guarantor, and the Company’s, the Guarantor’s and such controlling person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable legal and other costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) (i) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Pricing Disclosure Materials, any Permitted Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company or the Guarantor by such Agent through the Purchasing Agent expressly for use therein or (ii) arise solely from the use by such Agent of Free Writing Materials not in compliance with Rule 433.

(c) If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission prejudices the ability of the indemnifying party to exercise substantive rights or defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying parties, if any, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party

23

and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where reasonably necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or the Guarantor on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d) of

24

Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of Section VI, no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by it in the offering giving rise to the damages were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e) The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company, the Guarantor and you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Securities.

VII.

This Agreement may be terminated at any time by the Purchasing Agent, on the one hand, or the Company, on the other hand, upon the giving of five business days written notice of such termination to the other. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities relating thereto shall not yet have occurred, the Company and the Guarantor shall have the obligations provided herein with respect to such Securities.

Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Securities to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Securities that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto, if there shall have occurred any:

(A) change in the long term debt of the Guarantor or any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, considered as a whole, or of the Guarantor, otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement to the Prospectus

25

filed after the execution of a Terms Agreement and at or prior to the related Settlement Date), the effect of which is, in the judgment of the Purchasing Agent or such requesting Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of such Securities or enforce contracts for the sale of such Securities; or

(B) downgrading in the rating of the Company’s or the Guarantor’s debt securities (including the Securities) by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; or

(C) banking moratorium declared by Canadian federal, Ontario provincial, United States federal or New York state authorities, or the authorities of any country in whose currency any Notes are denominated under the applicable Terms Agreement; or

(D) any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States or any country in whose currency any Notes are denominated under the applicable Terms Agreement is involved, any declaration of war by the United States Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such attack, outbreak, escalation, act, material adverse change, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with the public offering of such Securities or enforce contracts for the sale of such Securities; or

(E) trading in any securities of the Guarantor has been suspended or limited by the Commission or the OSC or a national securities exchange, or if trading generally on the New York Stock Exchange or the Toronto Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the OSC, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States.

The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Securities as principal, and the termination of any Terms Agreement shall not, in and of itself, require termination of this Agreement.

If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VI, Section X and Section XII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not occurred, the provisions of Section III(a) and (b), Section IV(b) and (d), and Section V shall also survive until time of delivery.

26

VIII.

Except as otherwise specifically provided herein, all statements, requests and notices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telecopier transmission (confirmed in writing), a nationally recognized overnight courier or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company or the Guarantor shall be sufficient in all respects if delivered or sent by any of such methods to the Company at 601 Congress Street, Boston, Massachusetts 02110, Attention: Fixed Products Group, telecopier number (617) 663-2995, or such other address as may be supplied by one party to the other in writing from time to time. All such notices shall be effective on receipt.

IX.

This Agreement shall be binding upon you, the Company and the Guarantor, and inure solely to the benefit of you, the Company and the Guarantor and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. The term “successors” shall not include any purchaser of the Securities from any of the Agents merely by reason of such purchase.

X.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. By execution and delivery of this Agreement, the Guarantor: (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed John Hancock Life Insurance Company of New York, as authorized agent for service (the “Agent for Service”) upon whom process may be served in any legal action or proceeding against it arising out of or in connection with this Agreement that may be instituted in any New York Court; (ii) acknowledges that the Agent for Service has accepted such designation; and (iii) agrees that service of process upon the Agent for Service shall be deemed in every respect effective service of process upon the Guarantor in any such action or proceeding. Each party to this Agreement irrevocably: (i) agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any New York Court; (ii) agrees that by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of any New York Court in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues; and (iii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any New York Court and any claim that any such action or proceeding has been brought in an inconvenient forum.

XI.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

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XII.

The Company will pay the expenses incident to the performance of its and the Guarantor’s obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company’s and the Guarantor’s counsel and auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company or the Guarantor; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP, counsel for the Agents (including “Blue Sky” fees and disbursements, if any); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Securities.

XIII.

The Company and the Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering prices of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Agents, on the other hand, and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company or the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Agent has assumed or will assume an advisory, or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company or the Guarantor on other matters) and no Agent has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantor and that the several Agents have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantor, on the one hand, and the several Agents, on the other hand, with respect to the subject matter hereof.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

28

As used herein, “business day” means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

[Remainder of page intentionally left blank.]

29

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company, the Guarantor and you.

Very truly yours,

JOHN HANCOCK LIFE INSURANCE COMPANY

By:
Name:
Title:

MANULIFE FINANCIAL CORPORATION

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

INCAPITAL LLC

By:
Name:
Title:

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, IL 60606

Attention: Patrick Kelly

Telefax: 312-379-3701

BANC OF AMERICA SECURITIES, LLC

By:
Name:
Title:

Banc of America Securities, LLC

One Bryant Park

NY1-100-18-03

New York, NY 10036

Attention: High Grade Transaction Management/Legal

Telefax: 646-855-5958

CHARLES SCHWAB & CO., INC.

By:
Name:
Title:

Charles Schwab & Co., Inc.

345 California Street

19th Floor

San Francisco, CA 94104

Attention: Peter Campfield

Telefax: 415-667-5087

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Citigroup Global Markets Inc.

388 Greenwich Street

32nd Floor

New York, NY 10013

Attention: Martha Bailey

Telefax: 212-816-0949

FIDELITY CAPITAL MARKETS SERVICES, a division of National Financial Services LLC

By:
Name:
Title:

Fidelity Capital Markets Services,

a division of National Financial Services LLC

200 Seaport Blvd. - Suite 630 Z2H

Boston, Massachusetts 02210

Attention: Michael Prucher

Telefax: 617-692-4933

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Attention: Transaction Management Group - Scott Primrose

Telefax: 212-449-2234

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, NY 10036

Attention: Greg Hamwi

Telephone: 212-761-2206

Telefax: 212-507-2460

with a copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway, 4th Floor

New York, NY 10036

Attention: Financial Services Group-Hal Hendershot

Telephone: 212-761-1890

Telefax: 212-507-2409

RBC CAPITAL MARKETS CORPORATION

By:
Name:
Title:

RBC Capital Markets Corporation

1211 Avenue of the Americas

Suite 3201

New York, NY 10036

Attention: Paul Rich

Telefax: 212-703-6384

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

UBS Securities LLC

800 Harbor Blvd., 3rd Floor

Weehawken, NJ 07087-6791

Attention: Corporate Desk

Telephone: 201-352-7150

Telecopier: 201-272-2814

with a copy to:

UBS Securities LLC

800 Harbor Blvd., 3rd Floor

Weehawken, NJ 07087-6791

Attention: Carrie McCann

Telecopier: 201-352-4452

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Attention: Fixed Income Syndicate

Telecopier: 203-719-0495

WACHOVIA SECURITIES, LLC

By:
Name:
Title:

Wachovia Securities, LLC

901 E. Byrd Street

West Tower, 3rd Floor

Richmond, VA 23219

Attention: Craig Noble

Telefax: 804-868-2298

with a copy to:

Wachovia Securities, LLC

901 E. Byrd Street

West Tower, 3rd Floor

Richmond, VA 23219

Attention: George Curci

Telefax: 804-868-2298

WAMU INVESTMENTS, INC.

By:
Name:
Title:

WaMu Investments, Inc.

17872 Gillette Avenue, Bldg C

Irvine, CA 92614

Attention: Steve Dunstone

Telefax: 949-442-5193

EXHIBIT A

SignatureNotes

JOHN HANCOCK LIFE INSURANCE COMPANY

DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the Price to Public of each Note sold to or through the Purchasing Agent and will not exceed the amounts listed below.

12 months to less than 23 months	0.600%
23 months to less than 35 months	0.850%
35 months to less than 47 months	1.375%
47 months to less than 59 months	1.625%
59 months to less than 71 months	2.000%
71 months to less than 83 months	2.250%
83 months to less than 95 months	2.250%
95 months to less than 107 months	2.375%
107 months to less than 119 months	2.375%
119 months to less than 131 months	2.500%
131 months to less than 143 months	2.750%
143 months to less than 179 months	3.250%
179 months to less than 239 months	3.500%
239 months to 360 months	5.000%

A-1

EXHIBIT B

JOHN HANCOCK LIFE INSURANCE COMPANY

$

SignatureNotes

WITH MATURITIES OF TWELVE MONTHS OR MORE FROM DATE OF ISSUE

(FULLY AND UNCONDITIONALLY GUARANTEED BY

MANULIFE FINANCIAL CORPORATION)

ADMINISTRATIVE PROCEDURES

John Hancock Life Insurance Company (the “Company”) is offering its SignatureNotes with maturities of twelve months or more from date of issue (the “Notes”) on a continuing basis. The Notes are guaranteed fully and unconditionally by the Subordinated New Note Guarantee, dated as of July 8, 2005 (the “Subordinated Guarantee”), of Manulife Financial Corporation (the “Guarantor”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Banc of America Securities, LLC, Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Fidelity Capital Markets Services, a division of National Financial Services LLC, RBC Capital Markets Corporation, UBS Securities LLC, Wachovia Securities, LLC and WaMu Investments, Inc. (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, the Guarantor and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealers Agreement (a “Dealers Agreement”) substantially in the form attached to the Selling Agent Agreement as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit offers to purchase Notes. The Notes will constitute unsecured and unsubordinated debt and the Subordinated Guarantee will be unsecured and subordinated; both the Notes and the Subordinated Guarantee have been registered with the Securities and Exchange Commission (the “Commission”). The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., is trustee (the “Trustee”) under an Indenture, dated as of June 15, 2002, as amended on January 16, 2003 and July 8, 2005, between the Company and the Trustee (the “Indenture”) covering the Notes and the Subordinated Guarantee. Pursuant to the terms of the Indenture, The Bank of New York Mellon Trust Company, N.A. also will serve as issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Corporation (“DTC”) and recorded in the book-entry system maintained by DTC, or other depositary as is specified in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement), and will be fully and unconditionally guaranteed by the Guarantor. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, accountable document control and record-keeping responsibilities will be performed by the Company’s Fixed Products Group. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery. Notwithstanding anything herein to the contrary, the term “Trustee” as used in these administrative procedures shall mean The Bank of New York Mellon Trust Company, N.A., acting in its capacity as either Trustee under the Indenture, issuing agent or paying agent, as the context may require.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated July 8, 2005, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”), dated December 2, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:	Each Note will mature on a date (the “Stated Maturity Date”) not less than twelve months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note means the date (such date, the “Maturity Date”) on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Stated Maturity Date or by declaration of acceleration, call for redemption, repayment, as a result of a valid exercise of the Survivor’s Option, if any, or otherwise.

Issuance:	Unless otherwise specified in the applicable Pricing Disclosure Material, all Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

All Discount Notes which have the same terms (collectively, the “Zero-Coupon Terms”) will be represented initially by a single Global Note in fully registered form without coupons.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon registration of transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the issuing agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing, the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:	Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in the applicable Pricing Disclosure Material, each Note will be issued at the percentage of principal amount specified in the Pricing Disclosure Material relating to such Note.

Interest:	Unless otherwise specified in the applicable Pricing Disclosure Material, each Note will bear interest at either a fixed rate (each a “Fixed Rate Note”) or a floating rate (each a “Floating Rate Note”), which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from and including the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid, or duly provided for, for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s.

Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Disclosure Material until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Disclosure Material, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Disclosure Material, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:

Unless otherwise specified in the applicable Pricing Disclosure Material, any interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2002 to April 1, 2003 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2002 to April 1, 2003 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Subordinated Guarantee:	Each Note will be fully and unconditionally guaranteed by a subordinated guarantee of Manulife Financial Corporation.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and dispose of such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. Prior to 10:00 a.m., New York City time, on the Maturity Date, or such later time as shall be permitted by DTC’s procedures, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:

The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”), or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted. The Purchasing Agent in turn will promptly advise the other Agents.

The Company, in consultation with the Trustee, will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission prior to Posting. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selling Group members the Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:

The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted, and no order will be accepted that is not for $1,000 or an integral multiple of $1,000.

Preparation of Pricing Disclosure Material:

If any offer to purchase a Note is accepted by the Company, the Company will provide a Pricing Supplement or a Permitted Free Writing Prospectus (substantially in the form attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement or Permitted Free Writing Prospectus with the Commission in accordance with the applicable paragraph of Rule 424(b) in the case of a Pricing Supplement, or Rule 533 in the case of a Permitted Free Writing Prospectus, and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent, by no later than 11:00 a.m. New York City time on the Business Day immediately following the Trade Day, and one copy to the Trustee. The Purchasing Agent will cause the Pricing Disclosure Material to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement or Permitted Free Writing Prospectus to each purchaser of Notes from such Agent or Selling Group member. If the Pricing Disclosure Material does not include a Pricing Supplement, the Company will prepare and file with the Commission in accordance with the applicable paragraph of Rule 424(b) a Pricing Supplement within two Business Days of the Pricing Effective Time.

In each instance that a Pricing Supplement or Permitted Free Writing Prospectus is prepared, the Agents will affix the Pricing Supplement or Permitted Free Writing Prospectus to Prospectuses prior to their use. Outdated Pricing Supplements and Permitted Free Writing Prospectuses and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.
Delivery of Confirmation and Prospectus to Purchaser by Purchasing Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver a Prospectus (including the applicable Pricing Supplement or Permitted Free Writing Prospectus) as herein described with respect to each Note sold by it.

For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser either the Prospectus (including the applicable Pricing Supplement or Permitted Free Writing Prospectus) in relation to such Note or the notice specified in Rule 173 of the Securities Act prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, which date shall be specified upon acceptance of such offer; provided, however, that in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent, the Company and the Guarantor pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

A.     After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

1.      Principal amount of the purchase;

2.      In the case of a Fixed Rate Note, the Interest Rate, or in the case of a Floating Rate Note, the initial interest rate, the interest reset dates, the interest rate index, basis, spread or multiplier, if any, and the minimum interest rate or maximum interest rate, if any;

3.      Interest payment dates;

4.      Settlement date;

5.      Maturity Date;

6.      Purchase price;

7.      Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8.      Net proceeds to the Company;

9.      Trade date;

10.    If a Note is redeemable by the Company, such of the following as are applicable:

(i)     The date on and after which such Note may be redeemed (the “Redemption Commencement Date”),

(ii)    Initial redemption price (% of par), and

(iii)  Amount (% of par) that the initial redemption price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

11.    Whether the Note has the Survivor’s Option;

12.    If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13.    DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14.    Such other terms as are necessary to complete the applicable form of Note.

B.     1. The Company will confirm the previously assigned CUSIP number to the Global Note representing the Notes and then advise the Trustee by Issuance Order (which may include instructions delivered by facsimile transmission confirmed promptly in writing by an Issuance Order) signed by an authorized person of the information set forth in Settlement Procedure “A” above and the name of the Purchasing Agent.

2. The Company will provide the Pricing Supplement reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission and will supply a copy thereof to the Purchasing Agent, by no later than 11:00 a.m. New York City time on the Business Day immediately following the Trade Day, and one copy to the Trustee.

C.     The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1.      The information received in accordance with Settlement Procedure “A”.

2.      The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

3.      The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date, or in the case of Floating Rate Notes which reset weekly, the date five calendar days immediately preceding the applicable Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4.      The CUSIP number of the Global Note representing such Notes.

5.      The frequency of payments of interest, if any, under the Notes.

6.      The frequency of interest rate resets, if any, under the Notes.

7.      Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.     DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.     The Trustee will complete and deliver a Global Note (including the Subordinated Guarantee thereon) representing such Note in a form that has been approved by the Company, the Guarantor, the Agents and the Trustee.

F.      The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.     The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.     The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

I.       Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.      The Trustee will credit to an account of the Company maintained at The Bank of New York Mellon Trust Company, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.     The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L.     The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

M.    Upon request by the Company, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:	Procedure	Time

	A	4:00 p.m. on the Trade Day.
	B.1	5:00 p.m. on the Trade Day.
	B.2	11:00 a.m. on the Business Day following the Trade Day
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date
	M	At the request of the Company.

NOTE: The Pricing Disclosure Material as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided, that, such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Notes for which withdrawal messages have been processed and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described above. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “E” and “F”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:

Each time a decision is reached to change the interest rates on the Notes, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith advise the Agents and Selling Group Members and will suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s and the Guarantor’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed.

In the event that at the time the Company suspends solicitation of offers to purchase there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company or the Guarantor decides to amend or supplement the Registration Statement or the Prospectus, the Company will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company and the Guarantor may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT C

JOHN HANCOCK LIFE INSURANCE COMPANY

SignatureNotes

TERMS AGREEMENT

                     , 200

John Hancock Life Insurance Company

601 Congress Street

Boston, Massachusetts 02110

The undersigned agrees to purchase the following aggregate principal amount of Notes:

$

The terms of such Notes shall be as follows:

CUSIP Number:

Interest Rate:             %

Maturity Date:

Price to Public:

Agent’s Concession:             %

Reallowance:             %

Fully and Unconditionally Guaranteed By: Manulife Financial Corporation

Settlement Date, Time and Place:

Survivor’s Option:

Interest Payment Dates:

Optional Redemption, if any:

Initial Redemption Date:

Redemption Price: Initially % of Principal Amount and declining             % of the

Principal Amount on each anniversary of the Initial Redemption Date until the

Redemption Price is 100% of the Principal Amount.

Pricing Effective Time:

[Any other terms and conditions agreed to by such Agent and the Company]

INCAPITAL LLC

By:
Name:
Title:

C-1

ACCEPTED:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF PRICING SUPPLEMENT/FREE WRITING PROSPECTUS

Filed Under Rule 424(b)(2)/Filed Under Rule 433 Registration Statement Nos. 333- and 333- -01
John Hancock Life Insurance Company SignatureNotes With Maturities of Twelve Months or More from Date of Issue Fully and Unconditionally Guaranteed By Manulife Financial Corporation
Pricing Supplement No.	Trade Date:
(To Prospectus dated )	Issue Date:

The date of this Pricing Supplement is

CUSIP or Common Code:

Price to Public:

Principal Amount:

Proceeds to Issuer:

Discounts and Commissions:

Reallowance:

Dealer:

Maturity Date:

Stated Annual Interest Rate:	Floating Rate Note	Floating Rate Note	Floating Rate Note	Floating Rate Note	Floating Rate Note

[Interest Rate Determination Date]

Interest Reset Periods:

Interest Reset Dates:

Day Count Convention:

Interest Rate Basis:

Index Maturity:

Spread:

Initial Interest Rate:

Maximum Interest Rate:

Minimum Interest Rate:

Interest Payment Frequency and Dates:

Interest Payment Date

First Interest Payment Date:

Additional Amounts:
Survivor’s Option:
Callable by Issuer:
If Callable by Issuer, dates and terms of redemption (including the redemption price)
Original Issue Discount[1]:
Other Material Terms (if any):

[1]

For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Filed Under Rule 424(b)(2)/Filed Under Rule 433

Registration Statement Nos. 333-                     and 333-                    -01

[Note: also file preliminary terms as a Free Writing Prospectus]

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No.	Trade Date:
(To Prospectus dated )	Issue Date:

The date of this Pricing Supplement is CUSIP or Common Code:

Price to Public:

Principal Amount:

Proceeds to Issuer:

Discounts and Commissions:

Reallowance:

Dealer:

Maturity Date:

Stated Annual Interest Rate:

Interest Payment Frequency:

First Payment Date:

Additional Amounts:

Survivor’s Option:

Callable by Issuer:

If Callable by Issuer, dates and terms of redemption (including the redemption price)

Original Issue Discount[2]:

Other Material Terms (if any):

[2]

For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

EXHIBIT E

FORM OF MASTER SELECTED DEALER AGREEMENT

[Name of Broker-Dealer]

[Broker-Dealer’s Address]

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities (“Securities”) pursuant to a registration statement filed under the Securities Act of 1933 (the “Securities Act”), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital LLC (“Incapital”) (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers (“Selected Dealers”) and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering”. In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication (“Written Communication”, which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, IL 60606 (Telecopy: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day’s prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of Incapital, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3. Representations, Warranties and Agreements.

(a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), we shall provide you with such number of copies of the Pricing Disclosure Material relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

(b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of “exempted securities” as defined in Section 3(a)(12) of the Exchange Act (an “Exempted Securities Offering”), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable United States federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

(c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance”. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the FINRA, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.

(d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

(e) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA (ii) a foreign bank, broker-dealer or institution not eligible for membership in the FINRA which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the FINRA, (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were an FINRA member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-FINRA member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an FINRA member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

(f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for United States federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers (including you), or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

(h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the FINRA, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

(i) Registration of the Securities. You are aware that no action has been or will be taken by the issuer of the Securities that would permit the offer or sale of the Securities or possession or distribution of the Prospectus or any other offering material relating to the Securities in any jurisdiction where action for that purpose is required, other than registering the Securities under the Securities Act in the case of a Registered Offering. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell, or deliver Securities or have in your possession or distribute the Prospectus or any other offering material relating to the Securities, and you will obtain any consent, approval or permission required by you for the purchase, offer, or sale by you of the Securities under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer, or sale. Neither the issuer of the Securities nor Incapital or any Selected Dealers or Underwriters shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals, or permissions. You further agree that you will take no action that will impose any obligations on the issuer of the Securities, Incapital, or any Selected Dealers or Underwriters. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Securities a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities. In the case of an Exempted Securities Offering, all references to “Prospectus” in this section shall be interpreted to mean “offering circular.”

4. Indemnification. You agree to indemnify and hold harmless Incapital, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Incapital or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims

(or actions in respect thereof) (collectively, “Losses”) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by you herein.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.

5. Termination, Supplements and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all prior oral or written agreements between the parties hereto or their predecessors with regard to the subject matter hereof. This Agreement may be terminated by Written Communication from you to Incapital or from Incapital to you. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date you received such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

INCAPITAL LLC

By:
Name:
Title:

CONFIRMED: , 200

(NAME OF BROKER-DEALER)

By:
Name:
Title:

E-8